Exhibit 5.1

ALSTON&BIRD LLP
The Atlantic Building 950 F Street, NW Washington, DC 20004-1404
202-239-3300 Fax: 202-654-4948 www.alston.com
Carol M. McGee	Direct Dial: 202-239-3990	Email: carol.mcgee@alston.com

July 25, 2012

Comstock Holding Companies, Inc.

1886 Metro Center Drive, Suite 400

Reston, Virginia 20910

Re:	Registration Statement on Form S-8 –

Amended and Restated 2004 Long-Term Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Comstock Holding Companies, Inc., a Delaware corporation (the “Corporation”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Corporation with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 2,778,801 shares of the Corporation’s Class A common stock, $0.01 par value per share (the “Shares”), which may be issued by the Company upon the grant or exercise of awards pursuant to the Comstock Holding Companies, Inc. Amended and Restated 2004 Long-Term Incentive Compensation Plan (the “Plan”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

In connection with our opinion below, we have examined such corporate records, certificates and other documents as we have deemed necessary or appropriate for the purposes hereof, including the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Amended and Restated Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation or committees thereof, the Plan and the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters, but not conclusions of law, relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Corporation and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent

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July 25, 2012

expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Plan, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use in connection with the filing of the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

Based on the foregoing, it is our opinion that the Shares to be issued under the Plan are duly authorized, and, when issued by the Corporation in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP

/s/ Carol M. McGee
Carol M. McGee